EXHIBIT 21.1

                        SUBSIDIARIES OF CARECENTRIC, INC.


        Name                               State of Incorporation or Formation
        ----                               -----------------------------------

SC Holding, Inc.                                            Georgia
CareCentric National, LLC                                   Georgia
CareCentric Consulting, Inc.                                Georgia
Script Systems, Inc.                                      New Jersey
Simione Central, Inc.                                       Georgia






1594201